Exhibit 1

SCHEDULE 13D/A JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D/A (including amendments thereto) to which this joint filing agreement is attached, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 10 th  day of January, 2012.

LADDCAP VALUE PARTNERS III LLC

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	Authorized Person

LADDCAP VALUE PARTNERS LP

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	Authorized Person

LADDCAP VALUE ASSOCIATES LLC

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	Authorized Person

LADDCAP VALUE ADVISORS LLC

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	Authorized Person

/s/ Robert Ladd
Robert Ladd